Exhibit 10.12

LINCOLN EDUCATIONAL SERVICES CORPORATION
2005 LONG-TERM INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT

Date of Award:

Participant:

Lincoln Educational Services Corporation (the “Company”) hereby grants the Participant [_____] shares of restricted Common Stock of the Company (the “Restricted Shares”), pursuant to the provisions of the Company’s 2005 Long-Term Incentive Plan (the “Plan”).

This grant of the Restricted Shares shall be subject to the terms and conditions of the Plan and this Award Agreement, including, but not limited to, the transfer restrictions set forth in Section C hereof and the cancellation provisions of Section B hereof.  The Plan provides a complete description of the terms and conditions governing all Awards granted thereunder.  This Award Agreement is subject to the terms and conditions of the Plan, as amended from time to time, and to such rules and regulations as the Committee may adopt under the Plan.  If there is any inconsistency between the Plan and this Award Agreement, the Plan’s terms (or applicable rules and regulations of the Committee) shall control and supersede and replace any terms of this Award Agreement that conflict with the terms of the Plan.

All capitalized terms shall have the meanings ascribed to them in the Plan, unless specifically set forth otherwise herein.

(A)	Vesting Schedule.

(1)
Subject to the Participant’s continued employment with the Company and its Subsidiaries (the “Company Group”), __________ of the Restricted Shares shall vest on each of the _____________ anniversaries of the Date of Award (each, a “Vesting Date”).  Any fractional Restricted Shares resulting from the application of the vesting schedule shall be aggregated and the Restricted Shares resulting from such aggregation shall vest on the fifth anniversary of the Date of Award.

(2)	Upon vesting, the Restricted Shares shall no longer be subject to the transfer restrictions pursuant to Section D or cancellation pursuant to Section B.

(B)	Termination of Employment.

(1)
If, prior to a Vesting Date, the Participant’s employment with the Company Group terminates for any reason other than death, Disability or due to an Involuntary Termination, the unvested Restricted Shares shall be cancelled immediately without consideration as of the date of such termination and the Participant shall immediately forfeit any rights to the Restricted Shares.

(2)
If, prior to a Vesting Date, the Participant’s employment with the Company Group terminates as a result of the Participant’s death, Disability or Involuntary Termination, all of the unvested Restricted Shares shall immediately vest in full and shall no longer be subject to the transfer restrictions pursuant to Section D or cancellation pursuant to Section B.

(3)
“Involuntary Termination” has the meaning set forth in the employment agreement between the Participant and the Company.  In the event that the Participant is not party to an employment agreement, “Involuntary Termination” means the termination of the Participant’s employment (i) by the Company (or any successor thereto) without Cause or (ii) by the Participant for Good Reason, each as defined in Appendix A.

(4)
For purposes of this Agreement, “Disability” has the meaning set forth in the employment agreement between the Participant and the Company.  In the event that the Participant is not party to an employment agreement, Disability shall mean a physical or mental disability or infirmity of the Participant that prevents the normal performance of substantially all of the Participant’s duties as an employee of the Company or any Subsidiary, which disability or infirmity shall exist for any continuous period of 180 days within any twelve (12) month period.

(C)	Change in Control.

(1)
In the event of a Change of Control prior to any Vesting Date, all of the unvested Restricted Shares shall immediately vest in full and shall no longer be subject to the transfer restrictions pursuant to Section D or cancellation pursuant to Section B.

(2)
“Change in Control” has the meaning set forth in the employment agreement between the Participant and the Company.  In the event that the Participant is not party to an employment agreement, “Change in Control” has the meaning set forth on Appendix A.

(D)
Transferability.  Pursuant to Section 12 of the Plan, the Restricted Shares are not transferable other than by last will and testament or by the laws of descent and distribution, and the Participant’s rights under this Award Agreement shall be exercisable during the Participant’s lifetime by the Participant only.

(E)
Rights as a Stockholder.  The Participant shall have, with respect to the Restricted Shares, all the rights of a stockholder of the Company, including, if applicable, the right to vote the Restricted Shares and to receive any dividends, subject to the restrictions set forth in the Plan and this Award Agreement.

(F)
Dividends and Distributions.  Any shares of Common Stock or other securities of the Company received by the Participant as a result of a distribution to holders of Restricted Shares or as a dividend on the Restricted Shares shall be subject to the same restrictions as the related Restricted Shares, and all references to Restricted Shares hereunder shall be deemed to include such shares of Common Stock or other securities.

(G)
Share Certificates.  The certificate representing the shares of Common Stock covered by the Restricted Shares shall be held in custody by the Company until the restrictions thereon shall have lapsed.  As a condition of the award of Restricted Shares, the Participant shall deliver to the Company a stock power, endorsed in blank, relating to such shares of Common Stock.  The Committee may cause a legend or legends to be put on the certificate to make appropriate reference to such restrictions as the Committee may deem advisable under the Plan or as may be required by the rules, regulations, and other requirements of the Securities and Exchange Commission, any exchange that lists the shares of Common Stock, and any applicable federal or state laws.

(H)	No Entitlements.

(1)
The Restricted Shares are discretionary awards.  Neither this Award Agreement nor the Plan confers on the Participant any right or entitlement to receive compensation or bonus in any specific amount for any future fiscal year (including, without limitation, any grants of future Awards under the Plan) and do not impact in any way the Company Group’s determination of the amount, if any, of the Participant’s compensation or bonus.  The Restricted Shares do not constitute salary, wages, regular compensation, recurrent compensation or contractual compensation for the year of grant or any later year and shall not be included in, nor have any effect on, the determination of employment-related rights or benefits under law or any employee benefit plan or similar arrangement provided by the Company Group (including, without limitation, severance, termination of employment and pension benefits), unless otherwise specifically provided for under the terms of such plan or arrangement or by the Company Group.  The benefits provided pursuant to the Restricted Shares are in no way secured, guaranteed or warranted by Company Group.

(2)
The Restricted Shares are awarded to the Participant by virtue of the Participant’s employment with, and services performed for, the Company Group.  Neither this Award Agreement nor the Plan constitutes an employment agreement.  Nothing in either this Award Agreement or the Plan shall modify the terms of the Participant’s employment.

(3)
Subject to the terms of any applicable employment agreement, the Company reserves the right to change the terms and conditions of the Participant’s employment, including the division, subsidiary or department in which the Participant is employed.  This Award Agreement, the Plan, the grant of Restricted Shares, and/or any action taken or omitted to be taken under this Award Agreement or the Plan shall not be deemed to create or confer on the Participant any right to be retained in the employ of the Company Group, or to interfere with or to limit in any way the right of the Company Group to terminate the Participant’s employment at any time.  Moreover, the termination of employment provisions set forth in Section (B) only apply to the treatment of the Restricted Shares in the specified circumstances and shall not otherwise affect the Participant’s employment relationship.  By accepting this Award Agreement, the Participant waives any and all rights to compensation or damages in consequence of the termination of the Participant’s office or employment for any reason whatsoever insofar as those rights arise or may arise from the Participant’s ceasing to have rights under, or be entitled to receive payment in respect of, the Restricted Shares as a result of such termination, or from the loss or diminution in value of such rights or entitlements.  This waiver applies whether or not such termination amounts to a wrongful discharge or unfair dismissal.

(I)	Miscellaneous.

(1)
The Committee shall have the right to impose such restrictions on the Restricted Shares as it deems necessary or advisable under applicable federal securities laws, the rules and regulations of any stock exchange or market upon which such Shares are then listed and/or traded, and/or under any blue sky or state securities laws applicable to such Shares.  It is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate to administer the Plan and this Award Agreement, all of which shall be binding upon the Participant.

(2)
The Board may, at any time, or from time to time, terminate, amend, modify or suspend the Plan, and the Board or the Committee may amend or modify this Award Agreement at any time; provided, however, that no termination, amendment, modification or suspension shall materially and adversely alter or impair the rights of the Participant under this Award Agreement without the Participant’s written consent.

(3)
Shares of restricted stock are not subject to Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”).  Notwithstanding the forgoing or any provision of the Plan or this Award Agreement, if any provision of this Award Agreement or the Plan contravenes Section 409A or could cause the Participant to incur any tax, interest or penalties under Section 409A, the Committee may, in its sole discretion and without the Participant’s consent, modify such provision to (i) comply with, or avoid being subject to, Section 409A, or to avoid the incurrence of any taxes, interest and penalties under Section 409A, and/or (ii) maintain, to the maximum extent practicable, the original intent and economic benefit to the Participant of the applicable provision without materially increasing the cost to the Company or contravening the provisions of Section 409A.  This Section (H)(3) does not create an obligation on the part of the Company to modify the Plan or this Award Agreement and does not guarantee that the Restricted Shares will not be subject to taxes, interest and penalties under Section 409A.

(4)
Vesting of the Restricted Shares shall be subject to the Participant satisfying all applicable federal, state, local and foreign taxes (including the Participant’s FICA obligation).  The Company shall have the power and the right to (i) deduct or withhold from all amounts payable to the Participant in connection with the Restricted Shares or otherwise, or (ii) require the Participant to remit to the Company, an amount sufficient to satisfy any applicable taxes required by law.  Further, the Company may permit or require the Participant to satisfy, in whole or in part, the tax obligations by withholding Shares that would otherwise be received upon vesting of the Restricted Shares.

(5)
This Award Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required, or the Committee determines are advisable.  The Participant agrees to take all steps the Company determines are necessary to comply with all applicable provisions of federal and state securities law in exercising his rights under this Award Agreement.

(6)
All obligations of the Company under the Plan and this Award Agreement, with respect to the Restricted Shares, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

(7)	To the extent not preempted by federal law, this Award Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, this Award Agreement has been executed by the Company by one of its duly authorized officers as of the Date of Award.

LINCOLN EDUCATIONAL SERVICES CORPORATION

By:
Name:
Title:

APPENDIX A

“Cause” shall mean, with respect to the Participant, the following:

(a)
prior to a Change in Control, (i) the Participant’s willful failure to perform the duties of his employment in any material respect, (ii) malfeasance or gross negligence in the performance of the Participant’s duties of employment, (iii) the Participant’s conviction of a felony under the laws of the United States or any state thereof (whether or not in connection with his employment), (iv) the Participant’s intentional or reckless disclosure of protected information respecting any member of the Company Group’s business to any individual or entity which is not in the performance of the duties of his employment, (v) the Participant’s commission of an act or acts of sexual harassment that would normally constitute grounds for termination, or (vi) any other act or omission by the Participant (other than an act or omission resulting from the exercise by the Participant of good faith business judgment), which is materially injurious to the financial condition or business reputation of any member of the Company Group; provided, however, that in the case of (i) and (ii) above, the Participant shall not be deemed to have been terminated for cause unless he has received written notice of the alleged basis therefor from the Company, and fails to remedy the matter within 30 days after he has received such notice, except that no such “cure opportunity” shall be required in the case of two separate episodes occurring within any 12-month period that give the Company the right to terminate for cause for such reason; or

(b)
on or after a Change in Control, (i) the Participant’s willful failure to perform the duties of his employment in any material respect, (ii) malfeasance or gross negligence in the performance of the Participant’s duties of employment, (iii) the Participant’s conviction of a felony under the laws of the United States or any state thereof (whether or not in connection with his employment), or (iv) the Participant’s intentional or reckless disclosure of protected information respecting any member of the Company Group’s business to any individual or entity which is not in the performance of the duties of his employment; provided, however, that in the case of (i) and (ii) above, the Participant shall not be deemed to have been terminated for cause unless he has received written notice of the alleged basis therefor from the Company, and fails to remedy the matter within 30 days after he has received such notice, except that no such “cure opportunity” shall be required in the case of two separate episodes occurring within any 12-month period that give the Company the right to terminate for cause for such reason.

 “Change in Control” shall mean:

(a)
when a “person” (as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, the “Exchange Act”), including a “group” (as defined in Section 13(d) and 14(d) of the Exchange Act), either directly or indirectly becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of 25% or more of either (i) the then outstanding Common Stock, or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; provided, however, that the following acquisitions shall not constitute a Change in Control:  (1) any acquisition directly from the Company; (2) any acquisition by the Company; or (3) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company;

(b)
when, during any period of 24 consecutive months of employment, the individuals who, at the beginning of such period, constitute the Board (the “Company Incumbent Directors”) cease for any reason other than death to constitute at least a majority thereof;  provided, however, that a director who was not a director at the beginning of such 24-month period shall be deemed to be a Company Incumbent Director if such director was elected by, or on the recommendation of or with the approval of at least two-thirds of the directors of the Company, who then qualified as Company Incumbent Directors;

(c)	when the stockholders of the Company approve a reorganization, merger or consolidation of the Company without the consent or approval of a majority of the Company Incumbent Directors;

(d)
consummation of a merger, amalgamation or consolidation of the Company with any other corporation, the issuance of voting securities of the Company in connection with a merger, amalgamation or consolidation of the Company or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation (each, a “Business Combination”), unless, in each case of a Business Combination, immediately following such Business Combination, all or substantially all of the individuals and entities who were the beneficial owners of the Common Stock outstanding immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then outstanding shares of common stock and 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Common Stock; or

(e)	a complete liquidation or dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company;

“Good Reason” shall mean, with respect to the Participant, the occurrence of any of the following (without his written consent):  (a) a reduction in the Participant’s base salary or target annual bonus; (b) an adverse change in the Participant’s title, authority, duties, responsibilities or reporting lines as specified in Section 2.1 of this Agreement; (c) the relocation of the Participant’s principal place of employment to a location more than 10 miles from West Orange, New Jersey; (d) a failure by the Company to pay material compensation when due in connection with the Participant’s employment; or (e) a material breach of this Agreement by the Company; provided, however, that, if any such Good Reason is reasonably susceptible to cure, then the Participant shall not terminate his employment hereunder unless the Participant first provides the Company with written notice of his intention to terminate and of the grounds for such termination, and the Company has not, within 10 business days following receipt of such written notice, cured such Good Reason.